Exhibit 15.1
Consent of independent registered public accounting firm
We consent to the incorporation by reference in Registration Statements Nos. 333-225375, 333-258253 and
333-274721 on Form S-8 of our reports dated March 20, 2025, relating to the financial statements of argenx SE and the effectiveness of argenx SE’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.
/s/ Deloitte Accountants B.V.
Rotterdam, The Netherlands
March 20, 2025

25032E3C1F.01/HV